SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of Earliest Event Reported): September 18, 2006
THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida		33487

(Address of Principal Executive Offices)		(Zip Code)
(Registrant’s Telephone Number, Including Area Code) (561) 893-0101

(Former Name or Former Address, if Changed since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On September 15, 2006, a jury in an inmate wrongful death lawsuit in a Texas state court awarded a $47.5 million verdict against The GEO Group, Inc. (“GEO”). The lawsuit is being administered under the insurance program established by The Wackenhut Corporation, GEO’s former parent company, in which GEO participated until October 2002. Policies secured by GEO under that program provide $50 million in aggregate annual coverage. As a result, GEO believes it is fully insured for all damages, costs and expenses associated with the lawsuit and has not taken any reserves in connection with the matter.
     The lawsuit stems from an inmate death which occurred at GEO’s Willacy County State Jail in Raymondville, Texas, in April 2001, when two inmates at the facility attacked another inmate. Separate investigations conducted internally by GEO and by The Texas Rangers and the Texas Office of the Inspector General exonerated GEO and its employees of any culpability with respect to the incident.
     GEO believes that the verdict was contrary to law and wholly unsubstantiated by the evidence in the lawsuit. GEO plans to vigorously pursue its post-trial remedies to have the verdict set aside and, if necessary, GEO will pursue all of its rights to appeal and overturn the jury verdict.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.
September 21, 2006	By:	/s/ John G. O’Rourke
Date		John G. O’Rourke
Senior Vice President -- Finance and Chief Financial Officer (Principal Financial Officer and duly authorized signatory)

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